Exhibit 99.1

Roivant Announces Expansion of Brepocitinib Development Program with New Phase 2b/3 Trial in Lichen Planopilaris (LPP) and Phase 3 Study Results for Batoclimab in Thyroid Eye Disease (TED)

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Lichen planopilaris (LPP) is a highly morbid inflammatory scalp disorder that causes generally irreversible scarring hair loss, often accompanied by profound pain, itch, and burning sensations; no FDA-approved therapies exist for LPP, highlighting a critical unmet therapeutic need

•	LPP marks the fourth indication in brepocitinib’s expanding late-stage development program

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Multiple lines of evidence, including strong mechanistic rationale and clinically meaningful results in an investigator-initiated placebo-controlled study of brepocitinib in LPP, support rapid development of brepocitinib in this indication

•	A seamless Phase 2b/3 potentially registrational trial of brepocitinib in LPP enrolled its first subjects in March 2026

•	Immunovant’s Phase 3 studies of batoclimab in thyroid eye disease (TED) each failed to meet their primary endpoint; safety results were consistent with previous findings

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Patients in the TED studies demonstrated greater levels of proptosis improvement from baseline after the initial 12-week high-dose period than after the following 12-week low-dose period, supporting the benefit of deeper IgG suppression. The hyperthyroid patients in the TED studies showed similar response rates of thyroid hormone normalization to those seen in the batoclimab Phase 2 study in Graves’ disease

•	Immunovant remains focused on rapid advancement of IMVT-1402 in multiple indications

•	Roivant will host an investor call to discuss these updates today, April 2, 2026, at 8:00 a.m. ET

BASEL, Switzerland and LONDON and NEW YORK, April 2, 2026 – Roivant (Nasdaq: ROIV) today announced a new Phase 2b/3 clinical program for brepocitinib in lichen planopilaris (LPP), a highly morbid inflammatory scalp disorder affecting approximately 100,000 adults in the United States, and  reported the topline results from Immunovant’s two Phase 3 (GO) clinical studies evaluating batoclimab as an investigational treatment for adults with active, moderate-to-severe thyroid eye disease (TED).

Brepocitinib in LPP

LPP inflammation targets the stem cell-rich bulge region of the hair follicle (the permanent portion responsible for hair growth), resulting in generally irreversible hair loss and permanent scarring. LPP is also associated with other burdensome symptoms, including pain, burning, itching, and scaling and an increased risk of comorbidities such as other autoimmune diseases and skin cancers. There are currently no FDA-approved therapies to treat LPP.

“Lichen planopilaris (LPP) is what my colleagues and I refer to as a ‘trichologic emergency,’” said Dr. Kristen Lo Sicco, Chief of the Skin and Cancer Unit at NYU Langone Health, Board Member of the Scarring Alopecia Foundation, and Associate Professor of Dermatology at the Ronald O. Perelman Department of Dermatology at NYU Grossman School of Medicine. “Absent early diagnosis and aggressive intervention, patients experience rapid hair loss that is generally irreversible, leaves permanent scarring, and is often accompanied by erythema, scaling, pain, itching and burning sensations. Untreated LPP also leads to increased risk of skin cancers and other comorbidities. Efficacious FDA-approved treatments are urgently needed.”

Priovant recently began enrolling subjects in a seamless Phase 2b/3 study of brepocitinib in LPP, with the first subjects enrolled in March 2026. This program marks Priovant’s fourth indication in late-stage clinical development, alongside dermatomyositis (DM), non-infectious uveitis (NIU) and cutaneous sarcoidosis (CS). The U.S. Food and Drug Administration (FDA) recently granted Priority Review to brepocitinib’s New Drug Application (NDA) for DM and assigned a Prescription Drug User Fee Act (PDUFA) target action date in the third quarter of calendar year 2026. Topline Phase 3 data in NIU and Phase 3 study initiation in CS are expected in the second half of calendar year 2026.

“Expanding brepocitinib into lichen planopilaris continues our strategy of developing brepocitinib in highly morbid orphan conditions with limited treatment options and distinctive mechanistic benefits of dual JAK1/TYK2 inhibition,” said Ben Zimmer, Priovant CEO. “Moreover, as we look ahead to our expected product launch in DM in September, we see LPP as a strategic fit into a multi-indication rheum-derm rare disease franchise anchored by DM, with overlapping prescriber bases and thought leaders.”

Immunovant Phase 3 Studies in TED

Based on the pre-specified statistical analysis plan, the studies failed to meet their primary endpoint of ≥2mm proptosis responder rate at Week 24, following 12 weeks of high-dose and 12 weeks of low-dose batoclimab treatment. Safety results were consistent with previous findings, and no new safety signals were identified.

Patients in the TED studies had greater levels of proptosis improvement from baseline after the initial 12-week high-dose period than after the following 12-week low-dose period, supporting the benefit of deeper IgG suppression.

The subset of hyperthyroid patients in the TED studies showed similar response rates of thyroid hormone normalization to those seen in the batoclimab Phase 2 study in Graves’ disease.

Immunovant remains focused on rapidly advancing the clinical development of IMVT-1402, an investigational FcRn blocker, across multiple autoimmune diseases with significant unmet need, with Graves’ disease as a key strategic priority. Recent Phase 2 proof-of-concept data highlighted FcRn blockade as a potentially disease-modifying approach in Graves’ disease. Topline data from the potentially registrational studies of IMVT-1402 in Graves’ disease are expected in calendar year 2027.

Immunovant intends to review future plans for the development of batoclimab with its partner HanAll Biopharma Co., Ltd. (HanAll) and to provide an update on the program, in conjunction with HanAll, at a future date.

Investor Conference Call Information

Roivant will host a live conference call and webcast at 8:00 a.m. ET on Thursday, April 2, 2026, to discuss these updates.

To access the conference call by phone, please register online using this registration link. The presentation and webcast details will also be available under “Events & Presentations” in the Investors section of the Roivant website at https://investor.roivant.com/news-events/events. The archived webcast will be available on Roivant’s website after the conference call.

About Roivant

Roivant (Nasdaq: ROIV) is a biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Roivant’s pipeline includes brepocitinib, a potent small molecule inhibitor of JAK1 and TYK2 in development for the treatment of dermatomyositis, non-infectious uveitis, cutaneous sarcoidosis and lichen planopilaris; IMVT-1402 and batoclimab, fully human monoclonal antibodies targeting FcRn in development across several IgG-mediated autoimmune indications; and mosliciguat, an inhaled sGC activator in development for pulmonary hypertension associated with interstitial lung disease. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business. For more information, visit https://roivant.com.

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Contacts:

Investors

Keyur Parekh

keyur.parekh@roivant.com

Media

Stephanie Lee

stephanie.lee@roivant.com